UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 19, 2017

Paramount Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36746	32-0439307
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1633 Broadway, Suite 1801 New York, New York	10019
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 237-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 19, 2017, Paramount Group, Inc. (the “Company”), through a subsidiary of its operating partnership, entered into a $975 million mortgage loan agreement secured by One Market Plaza, a property with two landmark office towers aggregating 1.6 million square feet of Class A office and retail space located in the South Financial District of San Francisco. The new seven-year interest-only loan matures in January 2024 and has a fixed rate of 4.03%. The net proceeds from the refinancing were used to repay the existing $873 million loan that bears interest at 6.12% that was scheduled to mature in December 2019.  The Company’s 49% share of net proceeds, after the repayment of the existing loan, closing costs and required reserves, was approximately $23 million.

Item 8.01 Other Events

The information set forth above in Item 2.03 is incorporated herein by reference. The Company issued a press release in connection with the refinancing, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
99.1	Press release dated January 19, 2017, titled “PARAMOUNT COMPLETES $975 MILLION REFINANCING OF ONE MARKET PLAZA”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

``````	PARAMOUNT GROUP, INC.

	By:	/s/ Wilbur Paes
	Name:	Wilbur Paes
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: January 20, 2017